Exhibit 99.1
DXC Board Appoints Mike Salvino as New Chairman and David Herzog as Lead Independent Director

Ian Read to Retire from the Board and Transition Responsibilities at the 2022 Annual Meeting of Stockholders

ASHBURN, Va., May 17, 2022 – DXC Technology’s (NYSE: DXC) Board of Directors today announced the appointment of president and CEO Mike Salvino to the additional position of board chairman and David Herzog as the lead independent director effective after the Company’s Annual Meeting of Stockholders on July 26, 2022. Mr. Salvino succeeds Ian Read, who will be retiring from the board on that date.

“We would like to thank Ian for his dedication to DXC as chairman and for his help in guiding the Company through its Transformation Journey,” said Mr. Salvino. “Ian is an accomplished leader who has had an indelible impact on DXC, serving as a mentor, partner and a steady hand for the entire board over the past two years as we put DXC in a much stronger position. It is truly an honor to work with him.”

Mr. Salvino continued, “In addition, I am pleased that the board has selected David as lead independent director upon Ian’s retirement. David is a seasoned director who has served on the board since DXC’s formation, including as acting chairman and as audit committee chair, and we look forward to his continued strong partnership.”

In connection with his appointment as lead independent director, Mr. Herzog will reduce his number of other public company boards from three to two before he begins serving as lead independent director for DXC.

“Mike’s appointment to board chairman reflects his tremendous success as DXC’s president and CEO and his excellent working relationship with our board,” said Mr. Read. “Since Mike became CEO, he has successfully guided DXC through an impressive Transformation Journey, creating significant value for DXC customers, colleagues, and shareholders. On behalf of the entire board, I am delighted to welcome Mike as our next chairman.”

About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private, and hybrid clouds. The world’s largest companies and public sector organizations trust DXC to deploy services across the Enterprise Technology Stack to drive new levels of performance, competitiveness, and customer experience. Learn more about how we deliver excellence for our customers and colleagues at DXC.com.

Forward Looking Statements

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the ongoing coronavirus disease 2019 (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, and any updating information in subsequent SEC filings. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events, except as required by law.

Contact

Sean B. Pasternak, Corporate Media Relations, +1-647-975-7326, sean.pasternak@dxc.com
John Sweeney, Investor Relations, +1-980-315-3665, john.sweeney@dxc.com

Source: DXC Technology
Category: Investor Relations